UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2013

VANDA PHARMACEUTICALS INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34186	03-0491827
(Commission File No.)	(IRS Employer Identification No.)

2200 Pennsylvania Avenue NW

Suite 300E

Washington, DC 20037

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (202) 734-3400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 14, 2013, Vanda Pharmaceuticals Inc. (the “Company” or “Vanda”) issued a press release regarding the results of a public U.S. Food and Drug Administration (“FDA”) Peripheral and Central Nervous System Drugs Advisory Committee (the “Committee”) meeting on November 14, 2013, which considered the Company’s pending New Drug Application (“NDA”) for tasimelteon, proposed tradename HETLIOZTM, for the treatment of Non-24-Hour Disorder (“Non-24”) in the totally blind, including a vote of the Committee recommending FDA approval of the Company’s tasimelteon NDA.

Vanda’s tasimelton NDA is currently under Priority Review by the FDA for the treatment of Non-24 in the totally blind, with an action target date under the Prescription Drug User Fee Act (PDUFA-V) of January 31, 2014. For more information about the Committee hearing and the vote, please see the press release attached as Exhibit 99.1 to this Current Report on Form 8-K which is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release of Vanda Pharmaceuticals Inc. dated November 14, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANDA PHARMACEUTICALS INC.

By:	/s/ James P. Kelly
Name:	James P. Kelly
Title:	Senior Vice President, Chief Financial Officer, Secretary, and Treasurer

Dated: November 14, 2013